Exhibit 10.2

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrants to Purchase Shares
of
REWALK ROBOTICS Ltd.

Issue Date: December 30, 2015

This certifies that, for value received, KREOS CAPITAL V (EXPERT FUND) L.P. or its permitted assigns (“Holder”) is entitled, subject to the terms set forth herein, to purchase from REWALK ROBOTICS LTD., an Israeli company (the “Company”), the number of Warrant Shares (as defined below) specified herein, upon: (a) surrender of this Warrant; (b) delivery of a Notice of Exercise substantially in the form annexed hereto, duly completed and executed on behalf of the Holder; and (c) simultaneous payment therefor of the Exercise Price as set forth in Section 4 below in the event of exercise under Section 6.1. The number and Exercise Price of Warrant Shares are subject to adjustment as provided below.

This Warrant is issued in connection with that certain Agreement for the Provision of a Loan Facility of up to US$20,000,000, dated as of December 30, 2015 (the “Loan Agreement”).

1.	Term of Warrant

 Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time during the term commencing on the date hereof and ending at the earliest of: (i) 16:00 Israel time on December 30, 2025 (the tenth anniversary of the date hereof); or (ii) immediately prior to the consummation of a merger, consolidation, or reorganization of the Company with or into, or the sale or license of all or substantially all the assets or shares of the Company to, any other entity or person, other than a wholly-owned subsidiary of the Company, excluding any transaction in which shareholders of the Company prior to the transaction will hold more than fifty percent (50%) of the voting and economic rights of the surviving entity after the transaction (an "M&A Transaction") (the “Term”), and shall be void thereafter; provided, that, (x) in case of (i) above, the Company shall notify the Holder in writing at least 14 days prior to the end of the Term and provide to the Holder such information relevant thereto as the Holder may reasonably request for the purpose of making a determination with regard to the exercise of the Warrant hereunder; and (y) in case of (ii) above, the Company shall notify the Holder of the occurrence of such M&A Transaction as promptly as practicable prior to the closing whereof ("Notice of Expiration"). If the Company fails to provide the aforementioned Notice of Expiration, then the Term shall be extended until 14 days after actual notice is provided.

2.	Warrant Shares

The shares issuable to the Holder upon exercise of this Warrant (or any part thereof) (the “Warrant Shares”) shall be ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”).

3.	Warrant Amount

The term “Warrant Amount” shall mean US$1,150,000 on the date of  issuance of this Warrant, and an additional amount (the “Additional Warrant Amount”) of 5.75% of the amount of each Tranche of Amount B (as defined in the Loan Agreement) drawn down pursuant to the Loan Agreement as of the date of any such draw-down.

4.	Exercise Price

The exercise price per Warrant Share (the “Exercise Price”) at which this Warrant may be exercised shall be US$9.64.

5.	Number of Warrant Shares Available for Purchase

This Warrant may be exercised to purchase up to such number of Warrant Shares determined by dividing the Warrant Amount by the Exercise Price (as adjusted from time to time pursuant to Section 12 hereof).

6.	Exercise of Warrant

6.1.	Manner of Exercise

This Warrant is exercisable by the Holder, in whole or in part, on one or more occasions, at any time and from time to time, during the Term, by the surrender of this Warrant and the Notice of Exercise annexed hereto, duly completed and executed on behalf of the Holder, at the principal office of the Company.

The Holder shall deliver to the Company, concurrently with the surrender of this Warrant, a check or a wire transfer in immediately available funds for the aggregate Exercise Price for the Warrant Shares being purchased. Payment of the Exercise Price shall be made in US Dollars.

6.2.	Conditional Exercise

            In connection with an M&A Transaction, the exercise of this Warrant may be made conditional upon the closing of such transaction. The Company shall notify the Holder in writing at least 14 days prior to the closing of such transaction and include in such notice the terms of such transaction, and provide the Holder with any updates and changes to the terms thereof promptly in writing.

6.3.	Result of Exercise.

This Warrant shall be deemed to have been exercised immediately upon its surrender for exercise as provided above, or, if exercised pursuant to Section 6.2 above, immediately prior to the closing (or consummation, as the case may be) of the M&A Transaction.  As promptly as practicable on or after such date and in any event within seven (7) days thereafter, at the Holder’s request, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same, a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of Warrant Shares for which this Warrant may then be exercised. Notwithstanding the above, any single expense not exceeding US $100 shall be borne by the Holder and not by the Company.

7.	No Fractional Shares

No fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall round down to the nearest whole number the number of shares to be issued and in lieu of such fractional shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

8.	Replacement of Warrant

On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

9.	Rights of Shareholders.

Subject to Section 12 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of any securities of the Company that may at any time be issuable on the exercise hereof for any purpose, until this Warrant or any portion hereof shall have been exercised and the Warrant Shares shall have been issued, as provided herein.

10.	Reservation of Shares.

The Company covenants that during the Term this Warrant is exercisable, the Company will reserve from its authorized and unissued share capital a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise of this Warrant and the Ordinary Shares issuable upon conversion of the Warrant Shares (the “Conversion Shares”).  The Company further covenants that all Warrant Shares and Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable, and will be free from all taxes, liens, and charges in respect of the issue thereof.  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers to register the Holder as the owner of Warrant Shares and Conversion Shares, and to execute and issue the necessary certificates for Warrant Shares and Conversion Shares, upon the exercise of this Warrant and the conversion of the Warrant Shares, respectively.

11.	Amendments and Waivers.

Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. No waivers of, or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

12.	Adjustments.

The Exercise Price and the number and kind of Warrant Shares purchasable hereunder are subject to adjustment from time to time as follows:

12.1.	Split, Subdivision or Combination of Shares

If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist (including, with respect to a split or subdivision, by way of the issuance of a share dividend or bonus shares), into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased and the number of securities issuable upon exercise proportionately increased in the case of a split or subdivision or the Exercise Price of such securities shall be proportionately increased and the number of securities issuable upon exercise proportionately decreased in the case of a combination.

12.2.	Adjustments for Share Dividends or Other Securities or Property

If, while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional shares or other securities or property of the Company by way of dividend or otherwise, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon the exercise of this Warrant, and without payment of any additional consideration thereof, the amount of such other or additional shares or other securities or property as aforesaid of the Company which such Holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12.

12.3.	Other Events

If, while this Warrant, or any portion hereof, remains outstanding and unexpired, any other event occurs as to which the provisions of this Section 12 do not strictly apply or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the provisions hereof, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid.  The adjustment shall be such as will give the Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as such Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment, provided that any such adjustment will not result in an adjustment in the percentage of issued and outstanding Ordinary Shares underlying the Warrant.

12.4.	Certificate as to Adjustments

Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company shall, upon the written request of the Holder of this Warrant, furnish or cause to be furnished to such Holder a certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

12.5.	No Impairment

The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

13.	Governing Law

This Warrant shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to the principles thereof relating to conflict of laws. The competent courts of the city of Tel Aviv-Jaffa shall have exclusive jurisdiction to hear all disputes arising in connection with this Warrant and no other courts shall have any jurisdiction whatsoever in respect of such disputes.

14.	Successors and Assigns; Transfer

Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Holder may freely assign, distribute or otherwise transfer this Warrant, with respect to all or any portion of the Warrant Shares hereunder together with the Loan Agreement to any person or entity who is not a direct competitor of the Company, provided the Holder provides a notice thereof to the Company.

15.	Representations and Warranties of the Company.

 The Company represents and warrants to the Holder as follows as of the date hereof:

15.1.	This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms.

15.2.
The Warrant Shares are duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and not subject to any preemptive or participation rights.

15.3.
The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Articles, do not and will not contravene any law, regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

15.4.
All necessary consents of any third parties with respect to the issuance of this Warrant and the Warrant Shares upon exercise thereof have been obtained, and the Company has no outstanding issuance obligations or other similar rights with respect to the issuance of this Warrant and the Warrant Shares upon exercise thereof, or any such rights have been exercised, waived or cancelled.

15.5	Representations and Warranties of the Holder.

15.5.1
The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks contained in this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

15.5.2	The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

15.5.3	Upon issuance of the Shares, the Holder shall be subject to all rights and obligations as set forth in the Company Articles of Association, as may be amended from time to time.

16.	Certain Information

The Company agrees to provide the Holder at any time and from time to time with such information as the Holder may reasonably request for purposes of the Holder's compliance with regulatory, accounting and reporting requirements applicable to the Holder. In addition, for as long as this Warrant remains outstanding, the Company shall, at the Holder's request, provide the Holder with (i) the Company's annual audited financial statements within one hundred and fifty (150) days of year-end, certified by an independent certified public accountant acceptable to the Holder, in the same form and together with holders of Preferred Shares of the Company; and (ii) financial statements in the form presented to the board of directors of the Company.

17.	Expenses

The Company shall pay to the Holder, on the Holder's demand, all expenses incurred by the Holder in connection with any amendment, supplement to, or waiver and/or consent in connection with, this Warrant, or any proposal for such an amendment to be made, initiated or requested by the Company.

18.	Survival

The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Warrant.

19.	Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person, by facsimile (upon confirmation of successful transmission) or by courier service or four days after deposit by registered or certified mail, postage prepaid, addressed as follows:

If to the Company:
ReWalk Robotics Ltd.
Three Hatnufa Street, 6th Floor
P.O. Box 161, Yokneam 2069203, Israel
Fax: +972 4 959 0123/0125

and

c/o ReWalk Robotics, Inc.
33 Locke Drive
Marlborough, MA 01752

Attn: Kevin Hershberger
Email: kevin.hershberger@rewalk.com

With a copy (which shall not constitute notice) to:
Goldfarb Seligman & Co., Law Offices
Electra Tower
98 Yigal Alon Street, Tel Aviv, Israel
Fax: +972 3- 6089909
Attn: Aaron Lampert, Adv.
Email: aaron.lampert@goldfarb.com

If to the Holder:

Kreos Capital V (Expert Fund) L.P.
47 Esplanade, St Helier, Jersey
Fax:  +44 1534 889 884
Attn: The Directors

with a copy to:
Kadouch & Co., Law Offices
8 Abba Eban Blvd.
Herzliya 46733, Israel
Fax: +972-9-9525450
Attn: Emmanuel Kadouch, Adv.
Email: emmanuel@kadouchlaw.com.

20.	Delays or Omissions

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Warrant, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Warrant, or any waiver on the part of any Holder of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Warrant or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

21.	Severability

In the event that any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Warrant shall continue in full force and effect without said provision, and such provision shall be given effect to the extent legally possible.

22.	Titles and Subtitles

The titles and subtitles used in this Warrant are used for convenience only and are not considered in construing or interpreting this Warrant.

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IN WITNESS HEREOF, the parties have executed this Warrant, on the day and year first above written.

REWALK ROBOTICS LTD. By: /s/ Jeff Dykan Name: Jeff Dykan Title: Chairman of the Board	KREOS CAPITAL V (EXPERT FUND) L.P. By: /s/ Raoul Stein Name: Raoul Stein Title: General Partner

NOTICE OF EXERCISE

To: REWALK ROBOTICS LTD.

NOTICE OF EXERCISE

1.
The undersigned hereby irrevocably elects to purchase __________ Ordinary Shares of REWALK ROBOTICS LTD. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.	Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

___________________________________
(Name)
___________________________________
___________________________________
___________________________________
(Address)
___________________________________
(Signature)
___________________________________
(Date)